                                                                    EXHIBIT 99.2


INDEPENDENT PROPANE COMPANY HOLDINGS
AND SUBSIDIARIES

Consolidated Financial Statements
As of September 30, 2001 and 2000

Together with Report of Independent Public Accountants

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Independent Propane Company Holdings:

We have audited the accompanying consolidated balance sheets of Independent Propane Company Holdings (a Delaware corporation) and subsidiaries (the "Company") as of September 30, 2001 and 2000, and the related consolidated statements of operations, changes in shareholders' deficit, and cash flows for each of the three years in the period ended September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Independent Propane Company Holdings and subsidiaries as of September 30, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2001, in conformity with accounting principles generally accepted in the United States.



/s/  Arthur Andersen LLP

Dallas, Texas,
 November 16, 2001

INDEPENDENT PROPANE COMPANY HOLDINGS AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2001 AND 2000


               ASSETS                                 2001            2000
               ------                             ------------    ------------
CURRENT ASSETS:
  Cash                                            $  1,003,667    $    809,997
  Accounts receivable, net of allowance for
     doubtful accounts of approximately
     $867,000 and $707,000, respectively             5,772,793       5,831,190
  Inventories, net                                   3,324,495       3,601,690
  Other current assets                                 586,764         396,306
                                                  ------------    ------------
          Total current assets                      10,687,719      10,639,183
                                                  ------------    ------------

PROPERTY, PLANT, AND EQUIPMENT:
  Land                                               1,515,322       1,663,412
  Buildings                                          2,747,273       2,666,662
  Office furniture and equipment                     3,169,399       3,276,085
  Shop equipment                                     1,232,236         950,540
  Tanks                                             38,166,897      37,083,629
  Vehicles                                          10,028,647       9,122,812
                                                  ------------    ------------
                                                    56,859,774      54,763,140

  Less- Accumulated depreciation                   (18,201,121)    (14,158,003)
                                                  ------------    ------------
          Net property, plant, and equipment        38,658,653      40,605,137
                                                  ------------    ------------
GOODWILL, net of accumulated amortization
  of $6,840,356 and $5,175,632, respectively        19,216,266      20,702,730

NONCOMPETITION AGREEMENTS, net of
  accumulated amortization of $2,696,431
  and $1,993,740, respectively                       1,341,582       2,031,873

DEBT ISSUANCE COSTS, net of accumulated
  amortization of $1,730,298 and $1,373,892            683,464       1,039,870

OTHER NONCURRENT ASSETS, net                           490,517         389,017
                                                  ------------    ------------
          Total assets                            $ 71,078,201    $ 75,407,810
                                                  ============    ============



The accompanying notes are an integral part of these consolidated balance sheets.

INDEPENDENT PROPANE COMPANY HOLDINGS AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2001 AND 2000
(CONTINUED)


               LIABILITIES AND SHAREHOLDERS' DEFICIT                                    2001            2000
               -------------------------------------                                ------------    ------------
CURRENT LIABILITIES:
  Accounts payable                                                                  $  4,879,937    $  5,322,396
  Accrued liabilities                                                                  1,466,905       1,399,882
  Short-term notes payable                                                                     -         466,000
  Current maturities of long-term debt                                                 6,408,576       4,721,242
                                                                                    ------------    ------------
          Total current liabilities                                                   12,755,418      11,909,520
                                                                                    ------------    ------------

CUSTOMER DEPOSITS                                                                        174,823         241,495

DEFERRED TAXES, net                                                                      100,000         100,000

DIVIDENDS PAYABLE ON SERIES E SENIOR
  REDEEMABLE PREFERRED STOCK                                                          15,143,381       9,466,691

LONG-TERM DEBT, net of current maturities                                             48,557,593      56,687,136

SERIES E SENIOR REDEEMABLE PREFERRED STOCK,
  35,000 shares authorized, 29,000 issued and outstanding,
  $1,000 redemption and carrying value                                                29,000,000      29,000,000

COMMITMENTS AND CONTINGENCIES
  (Notes 9 and 12)

SHAREHOLDERS' DEFICIT:
  Common stock - par value $.01 per share, 168,113 and 170,613
     shares issued, respectively                                                           1,681           1,706
  Additional paid-in capital                                                           1,221,152       1,221,127
  Retained deficit                                                                   (27,017,510)    (24,361,528)
                                                                                    ------------    ------------
                                                                                     (25,794,677)    (23,138,695)

  Treasury stock - 86,033 shares, at cost                                             (8,858,337)     (8,858,337)
                                                                                    ------------    ------------
          Total shareholders' deficit                                                (34,653,014)    (31,997,032)
                                                                                    ------------    ------------
          Total liabilities and shareholders' deficit                               $ 71,078,201    $ 75,407,810
                                                                                    ============    ============

The accompanying notes are an integral part of these consolidated balance sheets.

INDEPENDENT PROPANE COMPANY HOLDINGS AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2000, AND 1999

                                                                         2001            2000            1999
                                                                     -----------    ------------    ------------
SALES:
  Propane                                                            $67,358,523    $ 49,372,705    $ 37,685,218
  Other                                                                9,061,668       9,600,372       7,304,299
                                                                     -----------    ------------    ------------
          Total sales                                                 76,420,191      58,973,077      44,989,517
                                                                     -----------    ------------    ------------

COST OF SALES:
  Propane                                                             34,130,449      24,078,875      12,405,337
  Other                                                                3,630,779       4,249,833       3,631,276
                                                                     -----------    ------------    ------------
          Total cost of sales                                         37,761,228      28,328,708      16,036,613
                                                                     -----------    ------------    ------------

GROSS PROFIT                                                          38,658,963      30,644,369      28,952,904

OPERATING EXPENSES:
  Selling, general, and administrative                                22,321,832      21,922,915      21,305,182
  Depreciation and amortization                                        7,018,730       6,883,411       5,544,293
                                                                     -----------    ------------    ------------
          Total operating expenses                                    29,340,562      28,806,326      26,849,475
                                                                     -----------    ------------    ------------

OPERATING PROFIT                                                       9,318,401       1,838,043       2,103,429

INTEREST EXPENSE, net                                                  6,297,693       7,393,941       5,094,672
                                                                     -----------    ------------    ------------

NET INCOME (LOSS) BEFORE INCOME TAXES                                  3,020,708      (5,555,898)     (2,991,243)
INCOME TAXES                                                                   -               -               -
                                                                     -----------    ------------    ------------
NET INCOME (LOSS)                                                      3,020,708      (5,555,898)     (2,991,243)
LESS: DIVIDENDS ON PREFERRED STOCK                                    (5,676,690)     (4,945,571)     (4,309,777)
                                                                     -----------    ------------    ------------

NET LOSS AVAILABLE TO COMMON
  SHAREHOLDERS                                                       $(2,655,982)   $(10,501,469)   $ (7,301,020)
                                                                     ===========    ============    ============
NET LOSS PER COMMON SHARE:
  Basic and diluted                                                      $(15.68)        $(61.07)        $(42.13)

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES AND COMMON SHARE
  EQUIVALENTS OUTSTANDING:
   Basic and diluted                                                     169,363         171,959         173,304

The accompanying notes are an integral part of these consolidated financial statements.

INDEPENDENT PROPANE COMPANY HOLDINGS AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2000, AND 1999

                                                                       Additional                                         Total
                                                        Common          Paid-in          Retained        Treasury     Shareholders'
                                                        Stock           Capital          Deficit          Stock           Equity
                                                    --------------   --------------   --------------   ------------   --------------
BALANCE, September 30, 1998                           $     1,733      $ 1,221,100     $ (6,559,039)   $(8,858,337)    $(14,194,543)
 Preferred stock dividends                                      -                -       (4,309,777)             -       (4,309,777)
 Net loss                                                       -                -       (2,991,243)             -       (2,991,243)
                                                      -----------      -----------     ------------    -----------    -------------
BALANCE, September 30, 1999                                 1,733        1,221,100      (13,860,059)    (8,858,337)     (21,495,563)
 Cancellation of subscription receivable                      (27)              27                -              -                -
 Preferred stock dividends                                      -                -       (4,945,571)             -       (4,945,571)
 Net loss                                                       -                -       (5,555,898)             -       (5,555,898)
                                                      -----------      -----------     ------------    -----------    -------------
BALANCE, September 30, 2000                                 1,706        1,221,127      (24,361,528)    (8,858,337)     (31,997,032)
 Cancellation of subscription receivable                      (25)              25                -              -                -
 Preferred stock dividends                                      -                -       (5,676,690)             -       (5,676,690)
 Net income                                                     -                -        3,020,708              -        3,020,708
                                                      -----------      -----------     ------------    -----------    -------------
BALANCE, September 30, 2001                           $     1,681      $ 1,221,152     $(27,017,510)   $(8,858,337)    $(34,653,014)
                                                      ===========      ===========     ============    ===========    =============

The accompanying notes are an integral part of these consolidated financial statements.

INDEPENDENT PROPANE COMPANY HOLDINGS AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 2001, 2000, AND 1999


                                                                        2001             2000             1999
                                                                    -----------      -----------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                 $ 3,020,708      $(5,555,898)    $ (2,991,243)
  Adjustments to reconcile net income (loss) to
   net cash provided by operating activities-
      Depreciation and amortization                                   7,018,730        6,883,411        5,544,293
      Amortization of debt issuance costs                               356,406          389,508          707,265
      Changes in, (net of effects from acquisitions)-
        Accounts receivable, net                                         58,397       (2,090,924)      (1,019,744)
        Inventories, net                                                277,195         (308,756)        (398,640)
        Other current assets                                           (190,458)          (5,883)        (103,580)
        Accounts payable and accrued liabilities                       (375,436)       1,517,475        1,174,654
        Customer deposits                                               (66,672)         (45,224)          14,150
                                                                    -----------      -----------     ------------
          Net cash provided by operating  activities                 10,098,870          783,709        2,927,155
                                                                    -----------      -----------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures, net                                          (2,736,547)      (2,799,446)      (3,739,147)
  Net cash paid in acquisitions                                               -       (5,273,317)     (18,675,845)
  (Increase) decrease in other noncurrent assets                       (260,444)          18,588          580,909
                                                                    -----------      -----------     ------------
          Net cash used in investing activities                      (2,996,991)      (8,054,175)     (21,834,083)
                                                                    -----------      -----------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on short-term notes payable                                 (466,000)      (1,212,000)        (160,000)
  Net (payments) proceeds from credit agreement                      (4,382,528)      10,200,878       19,490,330
  Proceeds from long-term debt                                                -                -          959,873
  Payments on long-term debt                                         (2,059,681)      (1,601,984)      (1,393,486)
  Debt issuance costs                                                         -           (8,445)        (134,148)
                                                                    -----------      -----------     ------------
          Net cash (used in) provided by financing activities        (6,908,209)       7,378,449       18,762,569
                                                                    -----------      -----------     ------------
NET INCREASE (DECREASE) IN CASH                                         193,670          107,983         (144,359)
CASH, beginning of period                                               809,997          702,014          846,373
                                                                    -----------      -----------     ------------
CASH, end of period                                                 $ 1,003,667      $   809,997     $    702,014
                                                                    ===========      ===========     ============
SUPPLEMENTAL DISCLOSURES OF CASH
  FLOW INFORMATION:
    Cash paid during the year for interest                          $ 5,864,832      $ 6,904,101     $  4,340,771
    Noncash activities-
      Debt issued in acquisitions                                   $         -      $   696,500     $  1,919,000
      Preferred stock dividends                                     $ 5,676,690      $ 4,945,571     $  4,309,777

The accompanying notes are an integral part of these consolidated financial statements.

INDEPENDENT PROPANE COMPANY HOLDINGS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2001 AND 2000


1.  THE COMPANY:

Independent Propane Company Holdings, a Delaware corporation, and subsidiaries (the "Company"), is a distributor of propane gas and related merchandise with operations primarily in the Southern and Southeastern United States. At September 30, 2001, the Company had 44 branch locations and 24 satellite locations. The Company's business expansion to date has occurred mainly through the acquisitions of other propane outlets. Acquisitions which occurred during the periods presented in the accompanying consolidated financial statements are discussed in Note 6.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CONSOLIDATION

All significant intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.

INVENTORIES

Inventories are stated at the lower of cost (weighted average for propane and first-in, first-out for merchandise) or market.

PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are stated at cost. Depreciation on property, plant, and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Original cost and related accumulated depreciation are removed from the accounts in the year assets are retired. Maintenance and repairs are charged to expense as incurred.

INTANGIBLES

Intangible assets include the cost of noncompetition agreements and purchase price in excess of the estimated fair value of net assets acquired ("goodwill"). The cost of noncompetition agreements is being amortized over periods of 2 to 7 years, while goodwill is being amortized over 15 years, using the straight-line method.

ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Company records impairment for losses on its long-lived assets and goodwill when events or circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. No such impairment losses have been recognized to date.

INDEPENDENT PROPANE COMPANY HOLDINGS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2001 AND 2000



DEBT ISSUANCE COSTS

Debt issuance costs incurred in connection with obtaining and amending the debt are being amortized over the life of the related loan and are included in interest expense in the accompanying consolidated statements of operations.

INCOME TAXES

Deferred income taxes are recorded, where appropriate, to reflect the estimated future tax effects of differences between financial statement bases and tax bases of assets and liabilities.

REVENUE RECOGNITION

Propane sales are recognized when the product is delivered to the customer. Other revenue, which primarily includes other fuel sales, merchandise sales, and tank rental income, is recognized when products are delivered and as services are rendered.

USE OF ESTIMATES

The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

CREDIT CONCENTRATION

The Company generally extends credit to its retail customers through delivery into company and customer owned propane tanks. No individual customer comprises more than 5% of the Company's business thus reducing the risk as a result of the large volume of customers. Provisions for doubtful accounts receivable are reflected in the consolidated financial statements and have generally been within management's expectations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company enters into various financial instruments in the normal course of business. The carrying values of the Company's short-term financial instruments, including cash, receivables, and short-term notes payable approximate their fair value because of the short maturity of the instruments. The carrying value of the long-term debt approximates fair value because of its variable interest rate.

NEW ACCOUNTING STANDARD

In July 2001, SFAS No. 142 "Goodwill and Other Intangible Assets" was issued. The Company is required to adopt this new standard at the beginning of fiscal 2003, although early adoption is permitted at the beginning of fiscal 2002. Subsequent to the adoption of SFAS No. 142, recorded goodwill is not amortized. Adoption of the standard also includes transitional impairment testing of previously recorded goodwill. The Company has not early adopted this new standard and has not determined if impairment of goodwill will be required at the date of adoption.

INDEPENDENT PROPANE COMPANY HOLDINGS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2001 AND 2000


3.  INVENTORIES:

As of September 30, 2001 and 2000, inventories consisted of:

                                           2001            2000
                                        ----------    ------------

     Propane                            $1,845,677      $2,080,454
     Merchandise                         1,585,827       1,616,826
     Other fuels                           152,991         164,410
     Reserves                             (260,000)       (260,000)
                                        ----------    ------------
                                        $3,324,495      $3,601,690
                                        ==========    ============

4.  PROPERTY, PLANT, AND EQUIPMENT:

A summary of the estimated useful lives utilized for depreciation purposes is as follows:

                                                 Estimated
                                                Lives (Years)
                                                ------------
     Buildings                                       40
     Office furniture and equipment                5 to 10
     Shop equipment                                  10
     Tanks                                           20
     Vehicles                                         5

Depreciation expense related to property, plant, and equipment in 2001, 2000, and 1999 was approximately $4,363,000, $4,658,000, and $3,759,000, respectively.
Certain of the Company's property, plant, and equipment has been pledged as security under certain long-term debt agreements and the Amended and Restated Credit Agreement (see Note 8).

5.  INTANGIBLES:

As of September 30, 2001 and 2000, intangibles consisted primarily of goodwill and noncompetition agreements (see Note 2). Amortization expense related to intangible assets for 2001, 2000, and 1999 totaled approximately $2,656,000, $2,225,000, and $1,785,000, respectively.

6.  ACQUISITIONS:

In fiscal 2001, the Company did not complete any acquisitions. In fiscal 2000, the Company acquired assets of nine Texas propane companies. The total purchase price for those acquisitions included approximately $6,044,000 in cash and $697,000 in promissory notes with terms ranging from 1 to 7 years.

In connection with one acquisition, the Company also entered into a certain noncompetition agreement with the previous owner for approximately $235,000 for 7 years. Purchase price in excess of the fair value of assets acquired of approximately $3,067,000 was allocated to intangible assets.

INDEPENDENT PROPANE COMPANY HOLDINGS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2001 AND 2000



7.  SHORT-TERM NOTES PAYABLE:

As of September 30, 2001 and 2000, short-term notes payable consisted of notes payable, at varying interest rates, to previous owners of acquired companies totaling $0 and $466,000, respectively, payable within one year of the related acquisition date.

8.  LONG-TERM DEBT:

As of September 30, 2001 and 2000 long-term debt consisted of the following:

                                                                                            2001              2000
                                                                                        -----------       ------------
  Revolving line of credit up to a maximum of $21,000,000 at September 30, 2001 and 2000, matures on September 30, 2003, requires monthly payments of interest at either the Bank Prime Loan Rate or LIBOR, plus an incremental interest rate
  of up to 4% (7.1% and 10.6% at September 30, 2001 and 2000, respectively)              $16,541,734       $17,724,262

  Term A Loan, matures on September 30, 2003, requires quarterly payments of principal and interest at either the Bank Prime Loan Rate or LIBOR, plus an incremental interest rate of up to 4% (7.1% and 10.6% at September 30, 2001 and 2000, respectively), quarterly installments range from $50,000 beginning
  after June 30, 2000, to $2,500,000 beginning after December 31, 2002                    16,000,000        19,000,000

  Term B Loan, matures on September 30, 2003, requires quarterly payments of principal and interest at either the Bank Prime Loan Rate or LIBOR, plus an incremental interest rate of up to 4% (7.1% and 10.6% at September 30, 2001 and 2000, respectively), payable quarterly in installments of 0.25% of Term B
  loan outstanding                                                                        19,450,000        19,650,000

  Notes payable to sellers for acquisitions, mature on various dates from
  February 2001 through June 2010, principal and interest varying from 8% to 12%
  payable in monthly installments                                                          2,611,987         4,143,209

  Other                                                                                      362,448           890,907
                                                                                         -----------       -----------
                                                                                          54,966,169        61,408,378
 Less- Current maturities                                                                  6,408,576         4,721,242
                                                                                         -----------       -----------
 Total long-term debt, net of current maturities                                         $48,557,593       $56,687,136
                                                                                         ===========       ===========

INDEPENDENT PROPANE COMPANY HOLDINGS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2001 AND 2000


The Company has a credit agreement which consists of a revolving line of credit, Term A loan, and Term B loan (collectively, the "Credit Agreement"). The Credit Agreement matures on September 30, 2003, and is collateralized by the assets of the Company.

The Credit Agreement contains various financial covenants under which the Company is obligated. These financial covenants, among others, include requirements for debt to cash flow, interest coverage, and fixed charge coverage. As of September 30, 2001, the Company is in compliance with these covenants.

At September 30, 2001 and 2000, the weighted average interest rate for outstanding balances under this agreement equaled 7.2% and 10.6%, respectively.

As part of the Credit Agreement, the lender received a warrant to purchase 100 shares of Series D Convertible Preferred Stock (see Note 12). The lender also invested $1,000,000 in exchange for Series E Preferred Stock and a related warrant.

Principal maturities of long-term debt outstanding at September 30, 2001, over the next five fiscal years and thereafter are as follows:

               2002                             $ 6,408,576
               2003                              47,836,207
               2004                                 263,561
               2005                                 189,356
               2006                                 116,607
               Thereafter                           151,862
                                                -----------
                                                $54,966,169
                                                ===========

9.  LEASES:

The Company rents most of its office and branch location space under leases which range from 1 to 15 years. The Company also leases vehicles, equipment, and land under leases ranging from 6 months to 15 years. At September 30, 2001, the Company was committed to make future rental payments under several long-term operating lease agreements. The future minimum payments required over the next five fiscal years and thereafter are summarized below:


               2002                             $  909,784
               2003                                833,316
               2004                                688,668
               2005                                571,441
               2006                                229,369
               Thereafter                          290,675
                                                ----------
               Total minimum lease payments     $3,523,253
                                                ==========

Total rent expense for the years ended September 30, 2001, 2000, and 1999, was approximately $797,000, $848,000, and $820,000, respectively, and is included in selling, general, and administrative expenses.

10.  INCOME TAXES:

The Company recorded no income tax benefit for the years ended September 30, 2000 and 1999, due to an offsetting amount increasing the valuation allowance. The Company made no provision for income taxes for

INDEPENDENT PROPANE COMPANY HOLDINGS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2001 AND 2000


the year ended September 30, 2001, due to the utilization of the net operating loss carryforward and a corresponding reduction in the valuation allowance.

As of September 30, 2001 and 2000, the tax effects of temporary differences which gave rise to the net deferred income tax liability were as follows:

                                                     2001           2000
                                                 -----------    -----------

   Allowance for doubtful accounts               $   294,780    $   240,380
   Property, plant, and equipment                 (2,331,079)    (2,007,482)
   Net operating loss carryforwards                3,464,470      4,458,587
   Other                                              35,567        (58,380)
   Valuation allowance                            (1,563,738)    (2,733,105)
                                                 -----------    -----------

        Net noncurrent deferred tax liability    $  (100,000)   $  (100,000)
                                                 ===========    ===========

As of September 30, 2001, the Company had net operating loss carryforwards of approximately $10,190,000 for federal income tax purposes. The Company's income tax provision differed from the federal statutory rate of 34% due to the establishment of a valuation allowance for the net operating loss carryforwards, the realization of which cannot be assured at this time. Substantially all of the net operating loss carryforwards at September 30, 2001, are subject to certain limitations under Internal Revenue Code Section 382.

11.  OTHER RELATED-PARTY TRANSACTIONS:

For the years ended September 30, 2001, 2000, and 1999, the Company had purchased legal services totaling approximately $32,000, $86,000, and $102,000 respectively, from certain shareholders. These legal costs were primarily associated with the various acquisitions, and the amendments to the Credit Agreement.

As of September 30, 2001, 2000, and 1999, in connection with the sale of stock, the Company had a note receivable from officers of the Company totaling $0, $250,000, and $653,650, respectively, which are included as a reduction in additional paid-in capital. The notes bore interest at 8%.

12.  PUT WARRANTS:

In connection with the Credit Agreement, the lender received a warrant to purchase 100 shares of the Series D Convertible Preferred Stock, $.01 par value, at an exercise price of $1.00 per share. The warrant is exercisable from September 11, 1998, through September 11, 2008. The holder of the warrant has the right to put its warrant to the Company at a price as defined in the Credit Agreement. The put exercise period is anytime after September 11, 2003. The warrant is adjusted annually to its fair market value through earnings.

INDEPENDENT PROPANE COMPANY HOLDINGS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2001 AND 2000


Series E Senior Redeemable Preferred Stock (Note 13) includes warrants to purchase 82,492 shares of common stock at an exercise price of $.01 per share. The warrants may be exercised at any time up to the expiration date of September 11, 2008. These warrants have a put feature that allows the holder to put the warrants to the Company after September 11, 2003, at current market price as defined in the stock purchase agreement. The warrants are adjusted annually to their fair market value through earnings.

The fair market value assigned to the warrants upon issuance was $0 and there has been no change in market value since their issuance.

13.  SERIES E REDEEMABLE PREFERRED STOCK:

Series E Senior Redeemable Preferred Stock ("Series E") consist of 35,000 designated shares of which 29,000 were issued and outstanding as of September 30, 2001 and 2000. Each share of Series E stock has a liquidation value of $1,000 plus accrued and unpaid dividends. Dividends accrue at a rate of 14% per year and are compounded on a quarterly basis and totaled approximately $15,143,000 at September 30, 2001. Series E stock has an optional redemption feature that allows the Company to redeem shares at a percentage of liquidation value. These percentages range from 112% in 1998, to 100% in 2004 and thereafter, and the percentage reduces 2% per year for all years between 1998 and 2004. The Series E stock is mandatorily redeemed beginning August 31, 2003, in 6.25% increments of original shares outstanding at the issuance date, payable quarterly. Any remaining shares outstanding as of August 31, 2005, must be redeemed in full as of that date.

14.  SHAREHOLDERS' DEFICIT:

As of September 30, 2001 and 2000, the Company's authorized capital structure consisted of 500,000 shares of common stock and 50,000 shares of preferred stock, all of which have a par value of $.01 per share. Following is a summary of each class of stock:

.. Common stock - 500,000 authorized shares of which 168,113 and 170,613 shares were issued as of September 30, 2001 and 2000, respectively, including 86,033 treasury shares.

.. Series D Convertible Preferred Stock ("Series D") - 100 shares designated of which no shares are issued. Each share of Series D stock has no dividends, unless declared by the Board of Directors of the Company. The Series D stock can also be converted into a total of 7,228 shares of common stock.

Certain current and former employees of the Company and other individuals have stock options exercisable beginning at a date subject to the grant date and vesting period. The remaining 1,250 unvested stock options vest in March 2002. These options are to purchase shares of common stock of the Company at values from $5 to $165 per share. At September 30, 2001, the Company had allocated 28,044 shares of common stock for issuance under the plan. During 2001, 5,000 options were granted that qualify for variable accounting treatment which requires the recognition of compensation expense based on changes in

INDEPENDENT PROPANE COMPANY HOLDINGS AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2001 AND 2000


the fair value of the common stock. During 2001, no compensation expense was recognized. A summary of stock option activity for the years ended September 30, 2001, 2000, and 1999, is presented in the table below:

                                    September 30, 2001   September 30, 2000   September 30, 1999
                                    ------------------   ------------------   ------------------
                                              Weighted             Weighted             Weighted
                                              Average              Average              Average
                                              Exercise             Exercise             Exercise
                                    Shares     Price     Shares     Price     Shares     Price
                                    -------   --------   -------   --------   -------   --------
Outstanding, beginning of year        6,210    $106.97     8,299    $121.58     8,299    $121.58

Granted                               5,000       5.00         -          -         -          -
Exercised                                 -          -         -          -         -          -
Expired                               3,044     100.00         -          -         -          -
Cancelled                             2,500     100.00     2,089     165.00         -          -
                                      -----    -------     -----    -------   -------   --------
Outstanding, end of year              5,666    $ 23.81     6,210    $106.97     8,299    $121.58
                                      =====    =======     =====    =======   =======   ========
Exercisable at end of year            4,416    $ 29.13     4,960    $108.73     4,335    $109.99
                                      =====    =======     =====    =======   =======   ========

The Company has elected to account for stock-based compensation programs using the intrinsic value method under Accounting Principles Board Opinion No. 25. The following pro forma disclosures are presented to reflect amounts as if the fair value method defined in SFAS No. 123 were applied:

                                                                    September 30,
                                                     -------------------------------------------
                                                        2001             2000           1999
                                                     -----------     ------------    -----------
  Net loss available to common shareholders          $(2,718,513)    $(10,764,686)   $(7,792,528)
  Net loss per common share - basic and diluted      $    (16.05)    $     (62.60)   $    (44.96)

The Company used the minimum value method to estimate the fair values of options for the above pro forma information. For purposes of the minimum value method, the Company used risk-free interest rates of 6.3%, 5.1% and 6.7%, respectively, assumed no volatility or future dividends, and assumed the expected life of the options to be through the applicable expiration dates.

The following table summarized information about stock options outstanding at September 30, 2001:

                                                     Remaining
       Exercise       Number          Number        Contractual
        Price       Outstanding     Exercisable        Life
       --------     -----------     -----------     -----------
        $5.00          5,000           3,750            9.1
       $165.00          666             666             1.9

15.  SUBSEQUENT EVENTS (UNAUDITED):

On December 19, 2001, IPCH Acquisition Corp., a newly formed and wholly owned subsidiary of Inergy Holdings, LLC purchased all of the outstanding stock and assumed the outstanding debt of the Company.